UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Zapata Quantum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1578373
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Liberty Square, #2488

Boston, MA 02109

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	OTCID Basic Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:  333-________

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note.

This Registration Statement on Form 8-A is being filed by Zapata Quantum, Inc. (the “Company”), to register its common stock pursuant to Section 12(g) of the Exchange Act for the purposes of becoming a reporting company pursuant to the Securities Exchange Act of 1934 (“Exchange Act”).

Item 1. Description of Registrant’s Securities to be Registered.

The Company is authorized to issue 600,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”). The description of the Common Stock registered hereunder is set forth under the caption “Description of Securities” (Exhibit 4.6) in the Company’s Form 10-K originally filed on March 17, 2022, and is incorporated herein by reference.

Item 2. Exhibits.

1.	Certificate of Incorporation is incorporated by reference herein by reference to Exhibit 3.1 to the Company’s Form 8-K originally filed on April 3, 2024.
2.	Certificate of Amendment to Certificate of Incorporation is incorporated by reference herein by reference to Exhibit 3.1 to the Company’s Form 8-K originally filed on August 27, 2025.
3.	Bylaws of Zapata Computing Holdings, Inc. is incorporated by reference herein by reference to Exhibit 3.2 to the Company’s Form 8-K originally filed on April 3, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZAPATA QUANTUM, INC.

Date: May 1, 2026

By:	/s/ Sumit Kapur
	Name:	Sumit Kapur
	Title:	Chief Executive Officer